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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Central Parking Corporation ("Central"), on Form S-3 of our report on the financial statements of Square Industries, Inc. and Subsidiaries, dated March 11, 1997, appearing in Central's Current Report on Form 8-K/A dated March 18, 1997, in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
PARSIPPANY, NEW JERSEY

MARCH 20, 1997